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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 8, 1996

                         Commission file number 0-26980

                            ARV ASSISTED LIVING, INC.
             (Exact name of Registrant as specified in its charter)


                     CALIFORNIA                           33-0160968
           (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

               245 FISCHER AVENUE, D-1
                   COSTA MESA, CA                            92626
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)             (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

OFFER TO PURCHASE LIMITED PARTNERSHIP UNITS OF SENIOR INCOME FUND, L.P.

On November 8, 1996, ARV Assisted Living, Inc., a California corporation, announced that its wholly-owned subsidiary LAVRA, Inc., a Delaware corporation (the "Purchaser") filed a tender offer (the "Offer") with the Securities and Exchange Commission disclosing its offer to purchase up to 2,027,550 outstanding limited partnership units (the "Units") of Senior Income Fund, L.P., a Delaware limited partnership (the "Partnership"), not already owned by the Purchaser. Pursuant to the terms of the Offer, the Purchaser is offering to acquire up to 2,027,550 Units representing 42% of the outstanding limited partnership interests of the Partnership, at a net cash price of $5.00 per Unit less the amount of distributions made by the Partnership from the date of the Offer until the date on which tendered Units are purchased.

The Purchaser will acquire up to 2,027,550 validly tendered and not withdrawn prior to the expiration date of the Offer at 12:00 midnight, New York time on Monday, December 9, 1996 (unless extended). The Offer is not subject to the Purchaser obtaining financing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

No financial statements are attached.

99.1 Press release dated November 8, 1996 disclosing the Offer.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.


  By:  /s/ Patrick M. Donovan
       --------------------------
       Patrick M. Donovan
       Vice President, Finance
       (Duly authorized officer)

Date: November 21, 1996

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